SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                October 25, 2006

                        DENTAL PATIENT CARE AMERICA, INC.
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             (Exact name of registrant as specified in its charter)


             Utah                          333-37842              87-0639343
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(State or other jurisdiction of    (Commission file number)     (IRS employer
        incorporation)                                       identification no.)

             2150 South 1300 East, Suite 500,
                  Salt Lake City, Utah                         84106
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         (Address of principal executive offices)            (Zip code)

                                 (801) 990-3314
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              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13c-4(c)

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Item 1.01 Entry into a Material Definitive Agreement

         On October 25, 2006, the Company entered into a letter of intent (the "LOI") with Heartland Dental Care, Inc. ("Heartland") under which Heartland is considering providing the Company with $1,250,000 in funding in the form of a secured loan (the "Loan"). The terms of the LOI require the Loan to close on or before November 15, 2006. It is anticipated that the Loan would mature on the five year six month anniversary of the closing date, bear interest at the rate of ten percent annum, and be secured by the assets of the Company. The Company's subsidiaries would be co-makers and guarantors of the Loan.

         As additional consideration for the Loan, Heartland would be entitled to warrants exercisable for ten percent of the total issued and outstanding capital stock of the Company on the date of exercise which warrants would be exercisable at $.25 per share beginning on the one year anniversary of the Closing date and expiring on the five year anniversary of the Closing date. The Company would also be required to register the resale of the shares of common stock issuable to Heartland.

         Under the LOI, the Company is obligated to reimburse Heartland's legal expenses in connection with the transaction in an amount not to exceed $25,000, and is subject to certain "no-shop" provisions with respect to secured borrowings and/or the sale of common or preferred stock through the November 15, 2006, term of the LOI. The LOI is subject to satisfactory completion of due diligence by the parties, negotiations of definitive agreements, and other conditions. As a result, there can be no assurance that the Loan will be funded.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              DENTAL PATIENT CARE AMERICA, INC.
                                              (Registrant)




Date: October 27, 2006                         By   /s/  Michael Silva
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                                                 Michael Silva
                                                 Chief Executive Officer

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